EXHIBIT 5.1

CAIRNCROSS & HEMPELMANN, P.S.

524 Second Avenue, Suite 500

Seattle, Washington 98101

June 1, 2012

Legend Oil & Gas, Ltd.

1420 5th Avenue, Suite 2200

Seattle, WA 98101

Re:	Legend Oil & Gas, Ltd. - Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Legend Oil & Gas, Ltd., a Colorado corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-1, (the “Registration Statement”), with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement registers an aggregate of 11,700,000 shares (the “Purchase Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), on behalf of the selling stockholder identified in the Registration Statement. Of the total 11,700,000 shares of Common Stock, 915,900 shares are issued and outstanding (the “Issued Shares”) and the remaining 10,784,100 shares are not currently issued and outstanding (the “Purchase Shares”), but are issuable from time to time in accordance with the terms and conditions of that certain Purchase Agreement dated May 18, 2012 between the Company and the selling stockholder (the “Purchase Agreement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In connection with this opinion, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation, the following:

1.	Articles of Incorporation of the Company filed with the Colorado Secretary of State on November 27, 2000, as amended and restated on January 30, 2007, as further amended on November 8, 2010, and as further amended on September 12, 2011;

2.	Bylaws of the Company, dated November 29, 2000;

3.	Resolutions adopted by the board of directors of the Company relating to the authorization, execution and delivery of the Purchase Agreement and authorization and issuance of the Purchase Shares by the Company;

4.	the Registration Statement, including all exhibits thereto; and

5.	the Purchase Agreement.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, and the accuracy and completeness of the corporate records made available to us by the Company. As to any facts material to the opinions expressed below, with your permission we have relied solely upon, without independent verification or investigation of the accuracy or completeness thereof: (a) the representations and warranties contained in the Purchase Agreement; and (b) certificates and oral or written statements and other information of or from public officials, officers or other representatives of the Company and others, and (c) such certificates and other documents provided to us from the officers, directors and stockholders of the Company. With your permission, we have assumed compliance on the part of all parties to the Purchase Agreement with their covenants and agreements contained therein.

Based upon the foregoing, and in reliance thereon, we are of the following opinion that (i) the Issued Shares are validly issued, and (ii) the Purchase Shares, when issued, sold, delivered, and paid for as contemplated by the Purchase Agreement, will be validly issued.

Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of Washington and we do not purport to be experts on, or to express any opinion herein concerning, the laws of any other jurisdiction other than the laws of the State of Washington and the corporate laws of the State of Colorado. As used herein, the term “corporate laws of the State of Colorado” consists of the Colorado Business Corporation Act and reported judicial decisions interpreting such provisions.

We hereby consent to the use of firm’s name, Cairncross & Hempelmann, P.S., and of the reference to the opinion and of the use of this opinion as an exhibit to the Registration Statement and as contained in the Registration Statement itself, specifically in the section captioned “Legal Matters.”

In giving this consent, we do not hereby admit that we come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement or the prospectus within the meaning of the term “expert” as defined in Section 11 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ CAIRNCROSS & HEMPELMANN, P.S.